Exhibit 99.1 - Kugler's Resignation Letter

to
peter toscano
chairmen of the board of IPWG
950 Celebration Blvd,Suite A
Celebration, Florida 34747

gentleman:

I, Michael J Kugler here by tender my resignation as a director of International Power Group Ltd. to take effect today September 29 2008 at 9.00 A.M.

Sincerely,

Michael J Kugler